UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2015

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

404I-T Hadley Road
S. Plainfield, New Jersey 07080
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2015 (the “Closing Date”), Majesco Entertainment Company (the “Company”) closed its sale of $5,050,000 of units (the “Units”), pursuant to separate subscription agreements (the “Subscription Agreements”) with accredited investors (the “Investors”) entered into on April 29, 2015, at a purchase price of $1.20 per Unit.  Each Unit consists of one share (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), provided that, if the issuance of any such Shares would have resulted in the recipient Investor owning in excess of 4.99% of the Company’s issued and outstanding Common Stock, then such accredited investor could elect to receive shares of the Company’s 0% Series C Convertible Preferred Stock (the “Preferred C Shares”) in lieu of Shares that are, on an as converted basis, equal to one share of Common Stock for every Unit purchased, and a three year warrant (the “Warrants”) to purchase one share of the Company’s Common Stock at an exercise price of $1.40 per share (such sale and issuance, the “Private Placement”).  Of the $5,050,000 of Units sold, $2,385,122.40 consisted of Preferred C Shares.

The Preferred C Shares are convertible into shares of Common Stock based on a conversion calculation equal to the stated value of such Preferred C Share, plus all accrued and unpaid dividends, if any, on such Preferred C Share, as of such date of determination, divided by the conversion price.  The stated value of each Preferred C Share is $120 and the initial conversion price is $1.20 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.  In addition, in the event the Company issues or sells, or is deemed to issue or sell, shares of Common Stock at a per share price that is less than the conversion price then in effect, the conversion price shall be reduced to such lower price, subject to certain exceptions and provided that the conversion price may not be reduced to less than $0.86, unless and until such time as the Company obtains shareholder approval to allow for a lower conversion price.  The Company is prohibited from effecting a conversion of the Preferred C Shares to the extent that, as a result of such conversion, such Investor would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred C Shares, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.  Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of Common Stock issuable upon conversion of such holder’s Preferred C Shares.  Pursuant to the Certificate of Designations, Preferences and Rights of the 0% Series C Convertible Preferred Stock (the “Series C Certificate of Designations”), the Preferred C Shares bear no interest and shall rank junior to the Company’s 0% Series A Convertible Preferred Stock but senior to the Company’s 0% Series B Convertible Preferred Stock.

The Warrants are exercisable, at any time, following the date the Warrants are issued, at a price of $1.40 per share, subject to adjustment, and expire three years from the date of issuance. The holders may, subject to certain limitations, exercise the Warrants on a cashless basis. The Company is prohibited from effecting an exercise of any Warrant to the extent that, as a result of any such exercise, the holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such Warrant, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.  In addition, since the Private Placement was undertaken pursuant to the stockholder approval previously received, pursuant to which the maximum number of securities approved for issuance was 5,000,000, the Warrants also include a provision that prevent their full exercise unless and until further stockholder approval is received to exceed such issuance amount.  The Warrants are also subject to certain adjustments upon certain actions by the Company as outlined in the Warrants.

The offering was made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  On the Closing Date the Company entered into separate registration rights agreements (the “Registration Rights Agreement”) with each of the Investors, pursuant to which the Company will undertake to file a registration statement to register the Common Stock issued as part of the Units and the Common Stock issuable upon the conversion of the Preferred C Shares, within thirty-days following the Closing Date, to cause such registration statement to be declared effective by the Securities and Exchange Commission within ninety-days of the filing day and to maintain the effectiveness of the registration statement until all of such shares of Common Stock have been sold or are otherwise able to be sold pursuant to Rule 144.  In the event the Company fails to file, or obtain effectiveness of, such registration statement with the given period of time, the Company will be obligated to pay liquidated damages to the Investors for every thirty-days during which such filing is not made and/or effectiveness obtained, such fee being subject to certain exceptions.

The proceeds of the Private Placement were deposited into an escrow account (the “Escrow Amount”) with Signature Bank, as escrow agent (the “Escrow Agent”) pursuant to an escrow agreement (the “Escrow Agreement”), entered into by and between the Company, the Lead Investor (as defined in the Subscription Agreement) and the Escrow Agent, and certificates representing the Warrants and a record of the Shares and Preferred C Shares, sold in the Private Placement were deposited and recorded with the Company’s corporate secretary (the “Securities Escrow Agent”) to be held in escrow. On the Closing Date, twenty percent (20%) of the Escrow Amount ($1,010,000) was released by the Escrow Agent to the Company in exchange for the release of twenty percent (20%) of Units by the Securities Escrow Agent.  Following the Closing Date, in one or multiple tranches, the remaining eighty percent (80%) of the Escrow Amount ($4,040,000) will be released (the “Subsequent Release”) by the Escrow Agent to the Company and the corresponding percentage of Units shall be released to the Investors, provided that, either, (i) the Lead Investor has approved the release or (ii) the Company has satisfied certain conditions precedent as described in the Subscription Agreement.

The foregoing descriptions of the Subscription Agreement, the Registration Rights Agreement, the Preferred C Shares and the Warrants are not complete and are qualified in their entireties by reference to the full text of the Form of Subscription Agreement, the Form of Registration Rights Agreement, the Form of Common Stock Purchase Warrants, the Series C Certificate of Designations and the Certificate of Correction to the Series C Certificate of Designations, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this report and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

On May 15, 2015, the Company completed the closing of the Private Placement and issued the Units, consisting of a total of 2,220,735 Shares, 19,876.02 Preferred C Shares and 4,208,337 Warrants, in exchange for aggregate gross proceeds of $5.05 million, $4.04 million of which, along with the corresponding Units, are being held in escrow. The details of this transaction are described in Item 1.01, which is incorporated by reference, in its entirety, into this Item 3.02.

The Units, the Shares, the Preferred C Shares and the Warrants have not been registered under the Securities Act, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2015, the Company filed the Series C Certificate of Designations with the Delaware Secretary of State and on May 21, 2015 the Company filed a Certificate of Correction to the Series C Certificate of Designations with the Delaware Secretary of State. Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated by reference, in its entirety, into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Common Stock Purchase Warrant
4.2	Certificate of Designations, Preferences and Rights of the 0% Series C Convertible Preferred Stock of Majesco Entertainment Company
4.3	Certificate of Correction to the Certificate of Designations, Preferences and Rights of the 0% Series C Convertible Preferred Stock of Majesco Entertainment Company
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY

Dated: May 21, 2015	/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer

EXHIBIT INDEX

4.1	Form of Common Stock Purchase Warrant
4.2	Certificate of Designations, Preferences and Rights of the 0% Series C Convertible Preferred Stock of Majesco Entertainment Company
4.3	Certificate of Correction to the Certificate of Designations, Preferences and Rights of the 0% Series C Convertible Preferred Stock of Majesco Entertainment Company
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement